FOR IMMEDIATE RELEASE

October 28, 2011

Contact:  Susan M. Jordan

     732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, October 28, 2011….UMH Properties, Inc. (NYSE Amex:UMH) announced today that it has closed on the acquisition of Clinton Mobile Home Resort, a 116-site manufactured home community situated on 24 acres, located in the City of Tiffin, County of Seneca, in the State of Ohio, for a purchase price of $3,450,000.  With this purchase, UMH now owns thirty-nine manufactured home communities consisting of approximately 8,860 sites.

Samuel A. Landy, President, stated, “We are pleased to announce the acquisition of this 98% occupied community.  The operation of Clinton Mobile Home Resort will fit in nicely with our existing Ohio communities.  This well-located, age 55 and older community is a welcome addition to our growing portfolio.”

UMH Properties, Inc., a publicly owned REIT, owns and operates thirty-nine manufactured home communities with 8,860 total home sites located in New Jersey, New York, Pennsylvania, Ohio and Tennessee.  In addition, the Company owns a portfolio of REIT securities.

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